Exhibit 10.03(c)

                            FIFTH ADDENDUM TO LEASE


This Fifth Addendum to Lease is to be attached to and forms a part of the lease (which together with any amendments, modifications and extensions thereof is hereinafter called the Lease), made on the 16th day of August, 1983, by and between TCLW/Fullerton, a California general partnership ("Landlord") and Nelco Products, Inc., a Delaware corporation ("Tenant") covering the premises known as 141 1 (including 1421, 143 1, and the Appleton Space as later defined in this Addendum) E. Orangethorpe Avenue, Fullerton, California. Where provisions of this Fifth Addendum conflict with those of the Lease or prior Addenda, those of this Fifth Addendum shall supersede:


1.   Extension Term: The Lease is hereby extended for a further term of nine
(9) years to commence on the I st day of October, 1994 and to end on the 30th day of September, 2003, on the condition that Landlord and Tenant comply with all the provisions of the covenants and agreements contained in the Lease.

2. Expansion: Tenant presently occupies a 71,862 square foot portion of the Premises under the existing lease dated August 16, 1983, as amended.
Adjacent to the space presently occupied by Tenant under the existing lease is a space of 22,840 square feet occupied by Appleton Electric Company (the Appleton Space). Appleton's lease is scheduled to expire on October 31, 1994, but may hold over for a limited period of time. The Appleton Space together with the space presently occupied by Tenant shall comprise the Premises covered by the Lease as amended, with a total of 94,702 square feet (the entire building). Landlord will begin construction of the tenant improvements as soon as possible, and will use its best efforts to deliver the Appleton space to Tenant not later than July 15, 1995. Landlord will at Landlord's expense install the tenant improvements described in Exhibit A. The work shall be done in a diligent manner.

3. Rent: Base Rent for the period from October 1, 1994 until the delivery of the Appleton Space to Tenant shall be $31,835 per month. On the later of August 1, 1995 or the date on which the Appleton Space is delivered to Tenant, the Base Rent shall increase to $41,952 per month, except that Base Rent with respect to the Appleton Space ($10,118.12 per month) shall be abated for the first 60 days beginning on the later of August 1, 1995 or the date on which the Appleton Space is delivered to Tenant. Base Rent shall increase to $45,741 per month on October 1, 1998. On October 1, 2001, Base Rent shall increase (but not decrease) to 95% of "Market Rental Value", ,- calculated in accordance with the following:

     (a) On October 1, 2001 the Base Rent shall be adjusted to 95% of the "Market Rental Value" of the property as follows:

         1) Four months prior to the Market Rental Value (MRV) Adjustment Date described above, Landlord and Tenant shall meet to establish an agreed upon new MRV for the specified term. If agreement cannot be reached, then:

         I) Landlord and Tenant shall immediately appoint a mutually acceptable appraiser or broker to establish the new MRV within the next 30 days. Any associated costs will be split equally between the parties, or
         ii) Both Landlord and Tenant shall each immediately select and pay the appraiser or broker of their choice to establish a MRV within the next
30 days. If, for any reason, either one of the appraisals is not completed within the next 30 days, as stipulated, then the appraisal that is completed at that time shall automatically become the new MRV. If both appraisals are completed and the two appraisers/brokers cannot agree on a reasonable average MRV then they shall immediately select a third mutually acceptable appraiser/broker to establish a third MRV within the next 30 days. The average of the two appraisals closest in value shall then become the new
MRV. The costs of the third appraisal will be split equally between the parties.

     2) In any event, the new MRV shall not be less than $45,741.00, the rent payable for September, 2001.

     (b) Upon the establishment of each New Market Rental Value as described in paragraph 3 (a) :

     1) the monthly rental sum so calculated for each term as specified in paragraph 3 (a) will become the new Base Rent for the purpose of calculating any further Market Rental Value Adjustment or Cost of Living Adjustments, pursuant to paragraph 4 below.

4. Option To Extend: Landlord hereby grants to Tenant the option to extend the term of this Lease for one additional 60 month period commencing when the prior term expires upon each and all of the following terms and conditions:

     (a) Tenant gives to Landlord, and Landlord actually receives on a date which is prior to the date that the option period would commence (if exercised) by at least 6 and not more than 9 months, a written notice of the exercise of the option to extend this Lease for said additional term, time being of essence. If said notification of the exercise of said option is not so given and received, the option shall automatically expire; said option may only be exercised if:

     (1)       There is no default by Tenant of any provision in the Lease:

     (2) All of the terms and conditions of this Lease except where specifically modified by this option shall apply;

     (b)       Market Rental Value Adjustment (MRV)

               (1) If the option to extend is exercised and becomes effective, then on October 1, 2003 the Base Rent shall be adjusted to 95% of the "Market Rental Value" in accordance with the format set forth in Paragraph 3 of this Fifth Addendum to Lease but not less than the rent payable during September of 2003. This "Market Rental Value" shall become the new base rent for purposes of Paragraph 4 (c) (1) below.

         The Base Rent during the option period shall be adjusted using the method indicated below:

     (1)       Cost of Living Adjustment (COL)

         (I) On April 1, 2006 the Base Rent shall be adjusted by the change, if any, from the Base Month specified below, in the Consumer Price Index of the Bureau of Labor Statistics of the U.S. Department of Labor for CPIU (All Urban Consumers), for Los Angeles, Anaheim and Riverside. All items (1982-1984 = 100), herein referred to as C.P.I."

     (ii) The Base Rent payable shall be calculated as follows: the Base Rent payable on March 1, 2006, shall be multiplied by a fraction the numerator of which shall be the C.P.I. of the calendar month 2 (two) months prior to the month (s) specified in this paragraph 4 during which the adjustment is to take effect, and the denominator of which shall be the C.P.I. of the calendar month which is two (2) months prior to October 1, 2003. The sum so calculated shall constitute the new Base Rent hereunder, but in no event, shall any such new Base Rent be less than 103% or more than 107% of the rent payable for the month immediately preceding the date for rent adjustment.

     (iii) In the event the compilation and/or publication of the C.P.I. shall be transferred to any other governmental department or bureau or agency or shall be discontinued, then the index most nearly the same as the C.P.I, shall be used to make such calculation. In the event that Landlord and Tenant cannot agree on such alternative index, then the matter shall be submitted for decision to the American Arbitration Association in accordance with the then rules transferred to any other governmental department or bureau or agency or shall be discontinued, then the index most nearly the same as the C.P.I., shall be used to make such calculation. In the event that Landlord and Tenant cannot agree on such alternative index, then the matter shall be submitted for decision to the American Arbitration Association in accordance with the then rules of said association and the decision of the arbitrators shall be binding upon the parties. The cost of said Arbitrators shall be paid equally by Landlord and Tenant.

     (d) All other options provided for in previous lease documents are superseded.

5. Security Deposit: The Security Deposit shall continue unchanged as set forth in the Lease and prior addenda.

6.   Parking.  Tenant shall have the use of 152 parking spaces.

7. Tenant's Proportionate Share: Tenant's Proportionate Share as referenced in Paragraph 60 of the Lease shall be increased to 100%.

8. Hazardous Substances: The following excerpt from the American Industrial Real Estate Association Standard Industrial/Commercial Single-Tenant Lease-Net form (1990)("AIR Lease Form") shall become part of the lease documents; the term "Lessor" shall mean Landlord and

     6.2       Hazardous Substances.

         (a) Reportable Uses Require Consent. The term *by Lessee "Hazardous Substance" as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in, on or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Lessor and compliance in a timely manner (at Lessee's sole cost and expense) with all Applicable Law (as defined in Paragraph
6.3). "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority. Reportable Use shall also include Lessee's being responsible for the presence in, on or about the Premises of a Hazardous Substance with respect to which any Applicable Law requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may, without Lessor's prior consent, but in compliance with all Applicable Law, use any ordinary and customary materials reasonably required to be used by Lessee in the normal course of Lessee's business permitted on the Premises, so long as such use is not a Reportable Use and does not expose the Premises or neighboring properties to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may (but without any obligation to do so) condition its consent to the use or presence of any Hazardous Substance, activity or storage tank by Lessee upon Lessee's giving Lessor such additional assurances as Lessor, in its reasonable discretion, deems necessary to protect itself, the public, the Premises and the environment against damage, contamination or injury and/or liability therefrom or therefor, including, but not limited to, the installation (and removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Premises (such as concrete encasements) and/or the deposit of an additional Security Deposit under Paragraph 5 hereof.

         (b) Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance, or a condition involving or resulting from same has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor. Lessee shall also immediately give Lessor a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action or proceeding give * to, or received * from, any governmental authority or private party, or persons entering or occupying the Premises, concerning the presence, spill, release, discharge of, or exposure to, any Hazardous Substance or contamination in, on, or about the Premises, including but not limited to all such documents as may be involved in any Reportable Uses involving the Premises.

         (c) Indemnification. Lessee shall indemnify, protect, defend and hold Lessor, its agents, employees and lenders and ground lessor, if any, and the Premises, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, costs, claims, liens, expenses, penalties, permits and attorney's and consultant's fees arising out of or involving any Hazardous Substance or storage tank brought onto the Premises by or for Lessee or under Lessee's control. Lessee's obligations under this Paragraph 6 shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation (including consultant's and attorney's fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances or storage tanks, unless specifically so agreed by Lessor in writing at the time of such agreement.

     6.3 Lessee's Compliance with Law. Except as otherwise provided in this Lease, Lessee, shall, at Lessee's sole cost and expense, fully, diligently and in a timely manner, comply with all "Applicable Law," which term is used in this Lease to include all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions or record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor's engineers and/or consultants, relating in any manner to the Premises (including but not limited to matters pertaining to (i) industrial hygiene, (ii) environmental conditions on, in, under or about the Premises, including soil and groundwater conditions, and
(iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill or release of any Hazardous Substance or storage tank), now in effect or which may hereafter come into effect, and whether or not reflecting a change in policy from any previously existing policy. Lessee shall, within five (5) days after receipt of Lessor's written request, provide Lessor with copies of all documents and information, including, but not limited to, permits, registrations, manifests, applications, reports and certificates, evidencing Lessee's compliance with any Applicable Law specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Lessee or the Premises to comply with any Applicable Law.

     6.4 Inspection; Compliance. Lessor and Lessor's Lender(s) (as defined in the Lease(a)) shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease and all Applicable Laws (as defined in Paragraph 6.3), and to employ experts and/or consultants in connection therewith and/or to advise Lessor with respect to Lessee's activities, including but not limited to the installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance or storage tank on or from the Premises. The costs and expenses of any such inspections shall be paid by the party requesting same, unless a Default or Breach of this Lease, violation of Applicable Law, or a contamination, caused or materially contributed to by Lessee is found to exist or be imminent, or unless the inspection is requested or ordered by a governmental authority as the result of any such existing or imminent violation or contamination. In any such case, Lessee shall upon request reimburse Lessor or Lessor's Lender, as the case may be, for the costs and expenses of such inspections.

     9. Maintenance and Repairs: The following excerpt from the AIR Lease Form shall become part of the lease documents; the term "Lessor" shall mean Landlord and "Lessee" shall mean Tenant.

7.   Maintenance; Repairs.

     7.1 Lessee's Obligations. **Lessee shall, at Lessee's sole cost and expenses and at all times, keep the Premises and every part thereof in good order, condition and repair, and non-structural (whether or not such portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises), including, without limiting the generality of the foregoing, all equipment or facilities serving the Premises, such as plumbing, heating, air conditioning, ventilating, electrical, lighting facilities, boilers, fired or unfired pressure vessels, fire sprinkler and/or standpipe and hose or other automatic fire extinguishing system, including fire alarm and/or smoke detection systems and equipment, fire hydrants, fixtures, walls (interior and exterior), foundations, ceilings, roofs, floors, windows, doors, plate glass, skylights, landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalks and parkways located in, on, about, or adjacent to the Premises. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee's expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises, the elements surrounding same, or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance and/or storage tank brought onto the Premises by or for Lessee or under its control. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices. Lessee's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. If Lessee occupies the Premises for seven (7) years or more Lessor may require Lessee to repaint the exterior of the buildings on the Premises as reasonably required, but not more frequently than once every seven (7) years.

         (b) Lessee shall, at Lessee's sole cost and expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in, the inspection, maintenance and service of the following equipment and improvements, if any, located on the Premises: (i) heating, air conditioning and ventilation equipment, (ii) boiler, fired or unfired pressure vessels, (iii) fire sprinkler and/or standpipe and hose or other automatic fire extinguishing systems, including fire alarm and/or smoke detection, (iv) landscaping and irrigation systems, (v) roof covering and drain maintenance and (vi) asphalt and parking lot maintenance.***

**(a) Subject to the provisions of Paragraph 12 of Exhibit C to Lease dated 8-16-83 and paragraphs 11 (fire and casualty damage) and 13 (condemnation),

*** Notwithstanding the preceding, Lessor shall continue providing the same services that it has provided prior to this Fifth Addendum, such services to be handled in accordance with the same billing procedure.







The Parties hereto have signed this extension agreement this 5th day of July
1995.

LANDLORD:

TCLW/Fullerton, a                   By:  Fullerton Industrial Properties, II
California general partnership       Managing General Partner
                     By:  Laskey-Weil II, general partner
                     By:  Laskey-Weil Co., general Partner

By: Martin H. Weil
    Trustee of Weil Family Trust

Its: General Partner

Date:  7/5/95


TENANT:

NELCO PRODUCTS, INC.
a Delaware corporation


By:     Ron Hart

Its: President

Date:  6/30/95